For period ended 04-30-01
File Number 811-7470

HERITAGE SERIES TRUST
MID CAP STOCK FUND
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Item 77.O  Transactions effected pursuant to Rule 10f-3

        The following Rule 10f-3 transactions were effected by the Heritage Series Trust-Mid Cap Stock Fund:

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                                      DATE                                SECURITIES
                           DATE OF    OFFERING    PURCHASE                ACQUIRED      AMOUNT      TOTAL
SECURITY                   PURCHASE   COMMENCED   PRICE      COMMISSION   FROM          PURCHASED   OFFERING

1. HCC Insurance Holdings  03/01/01   03/01/01    $23.15     $0.66        Salomon S/B   $233,500    $140,100,000

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